UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 27, 2007

AXT, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-24085	94-3031310
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
4281 Technology Drive Fremont, California	94538
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (510) 683-5900
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 27, 2007, AXT, Inc., (“AXT” or “the Company”) entered into an agreement (the “Agreement”) with Recapture Metals Limited of Ontario, Canada (“Recapture”).

Under the terms of the Agreement, during the eighteen month period beginning July 1, 2007, Recapture will supply the Company’s subsidiary in Beijing, People’s Republic of China with 1,000 kilograms per month of 99.99999% pure Gallium, up to a maximum of 18,000 kilograms of Gallium.  The Agreement provides for a minimum purchase amount of 18,000 kilograms of Gallium unless the Agreement is terminated prior to the expiration of the eighteen month period on December 31, 2008.  Grounds for termination prior to the expiration of the term are limited to Recapture’s inability to meet its supply obligations under the Agreement, breach of the Agreement by the non-terminating party or insolvency of the non-terminating party.

The Agreement is filed as Exhibit 10.22 to this Form 8-K and is incorporated herein in its entirety.  As the Company has applied for confidential treatment from the Securities and Exchange Commission with respect to certain commercially sensitive pricing terms contained in the Agreement, such pricing terms have been redacted from Exhibit 10.22 and have been replaced by  the symbol “***.”

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

10.22  Agreement dated February 27, 2007 by and between AXT, Inc. and Recapture Metals Limited.  *

*  Confidential treatment has been requested of the Securities and Exchange Commission for portions of this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AXT, INC.

Date: March 5, 2007	By:	/s/ Wilson W. Cheung
Wilson W. Cheung
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.22	Agreement dated February 27, 2007 by and between AXT, Inc. and Recapture Metals Limited.*

*                    Confidential treatment has been requested of the Securities and Exchange Commission for portions of this exhibit.